UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 5, 2011
Federal Home Loan Bank of Dallas
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-441-8500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 28, 2011, the Federal Home Loan Bank of Dallas (the “Bank”) entered into a Joint Capital Enhancement Agreement (the “Original Agreement”) with the other 11 Federal Home Loan Banks (collectively, including the Bank, the “FHLBanks”). The Original Agreement provides that upon satisfaction of the FHLBanks’ obligations to make payments related to the Resolution Funding Corporation (“REFCORP”), each FHLBank will, on a quarterly basis, allocate at least 20 percent of its net income to a separate restricted retained earnings account (“RRE Account”) to be established by each FHLBank. The Original Agreement is further described in the Bank’s Current Report on Form 8-K dated February 28, 2011 and filed with the Securities and Exchange Commission on March 1, 2011. On August 5, 2011, the Federal Housing Finance Agency (“FHFA”) certified that the FHLBanks had fully satisfied their obligations to REFCORP with their July 2011 payments to REFCORP, which were derived from the FHLBanks’ second quarter 2011 earnings. Accordingly, the allocations to each FHLBank’s RRE Account will begin in the third quarter of 2011.
Effective August 5, 2011, the FHLBanks amended the Original Agreement (the “Amended Agreement”). In addition to certain technical and conforming changes, the Amended Agreement (i) narrows the definition of an Automatic Termination Event, (ii) includes specific procedures for determining whether or not an Automatic Termination Event has occurred, and (iii) revises the permissible alternatives for the disposition of each of the FHLBank’s RRE Accounts upon termination of the Amended Agreement. A brief description of these changes is provided below and is qualified in its entirety by reference to the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Under the Amended Agreement, the term “Automatic Termination Event” has been revised to mean (i) a change in the Federal Home Loan Bank Act of 1932, as amended as of February 28, 2011 (the “Act”), or another applicable statute, that will have the effect of creating a new, or higher, assessment or taxation on the net income or capital of the FHLBanks, or (ii) a change in the Act, another applicable statute, or the rules and regulations of the Federal Housing Finance Board (“FHFB”) or the FHFA that will result in a higher mandatory allocation of an FHLBank’s quarterly net income to any retained earnings account other than the amount specified in an FHLBank’s capital plan as in effect immediately prior to the Automatic Termination Event.
The Amended Agreement provides additional procedures for determining whether an Automatic Termination Event has occurred. In general, an FHLBank may assert that an Automatic Termination Event has occurred by providing written notice to all other FHLBanks and to the FHFA. If at least two-thirds of the then existing FHLBanks agree that an Automatic Termination Event has occurred, then a Declaration of Automatic Termination will be signed by those FHLBanks and delivered to the FHFA and, if all requirements are met, an “Automatic Termination Event Declaration Date” will then be deemed to occur 60 days after the declaration is delivered to the FHFA. If the asserting FHLBank does not obtain the concurrence of at least two-thirds of the then existing FHLBanks, the asserting FHLBank may request a determination from the FHFA. If the FHFA concurs that an Automatic Termination Event has occurred, or if the FHFA fails to make a determination within 60 days after the request is delivered to the FHFA (and such period has not been otherwise tolled), then an Automatic Termination Event Declaration Date will be deemed to occur 60 days after the request was delivered to the FHFA.
The Amended Agreement prohibits each FHLBank from paying dividends out of its RRE Account. During a Dividend Restriction Period (as such term is defined in the Amended Agreement), an FHLBank may not pay dividends out of the amount of its quarterly net income that is required to be allocated to its RRE Account. With certain exceptions, an FHLBank may not reallocate or otherwise transfer amounts out of its RRE Account.

An FHLBank’s obligation to make allocations to its RRE Account would terminate on the Automatic Termination Event Declaration Date, and the restrictions on paying dividends out of its RRE Account, or otherwise reallocating amounts from its RRE Account, would terminate one year thereafter.
The Amended Agreement also provides that the FHLBanks may terminate the Amended Agreement by the affirmative vote of the boards of directors of at least two-thirds of the then existing FHLBanks. An FHLBank’s obligation to make allocations to its RRE Account would terminate on the date written notice of termination of the Amended Agreement is delivered to the FHFA, and the restrictions on paying dividends out of its RRE Account, or otherwise reallocating amounts from its RRE Account, would terminate one year thereafter.
Item 3.03 Material Modification to Rights of Security Holders.
On April 28, 2011, the Bank’s Board of Directors adopted several amendments to the Bank’s capital plan. The Bank’s capital plan defines the rights of the holders of the Bank’s Class B Capital Stock, $100 par value per share (“Class B Capital Stock”). Pursuant to applicable regulations, the Bank cannot implement any amendment to its capital plan without FHFA approval. The FHFA approved the amendments to the Bank’s capital plan on August 5, 2011. The amendments to the Bank’s capital plan were made primarily to incorporate the terms of the Amended Agreement described above and to modify the permissible ranges for members’ minimum investment requirements in the Bank.
Pursuant to the terms of the Amended Agreement, the Bank was obligated to amend its capital plan to incorporate the substantive provisions of that agreement. These provisions have been incorporated into the Bank’s capital plan by adding sections 8.1 through 8.4 and are described below.
Consistent with the Amended Agreement, the amended capital plan provides that upon satisfaction of the FHLBanks’ obligations to REFCORP, the Bank shall, on a quarterly basis, allocate at least 20 percent of its net income to a newly established RRE Account. The Bank shall build its RRE Account to an amount equal to one percent of its total outstanding consolidated obligations, which for this purpose is based on the most recent quarter’s average carrying value of all consolidated obligations for which the Bank is the primary obligor, excluding any fair value option and hedging adjustments (“Total Consolidated Obligations”).
Also consistent with the Amended Agreement, the amended capital plan provides that any quarterly net losses of the Bank may be netted against its net income, if any, for other quarters during the same calendar year to determine the minimum required year-to-date or annual allocation to its RRE Account. In the event the Bank incurs a net loss for a cumulative year-to-date or annual period, the Bank may decrease the amount of its RRE Account such that the cumulative year-to-date or annual addition to its RRE Account is zero and the Bank shall apply any remaining portion of the net loss first to reduce retained earnings that are not restricted retained earnings until such retained earnings are reduced to zero, and thereafter may apply any remaining portion of the net loss to reduce its RRE Account. For any subsequent calendar quarter in the same calendar year, the Bank may decrease the amount of its quarterly allocation to its RRE Account in that subsequent calendar quarter such that the cumulative year-to-date addition to the RRE Account is equal to 20 percent of the amount of such cumulative year-to-date net income. In the event the Bank sustains a net loss for a calendar year, any such net loss first shall be applied to reduce retained earnings that are not restricted retained earnings until such retained earnings are reduced to zero, and thereafter any remaining portion of the net loss for the calendar year may be applied to reduce the Bank’s RRE Account. If during a period in which the Bank’s RRE Account is less than one percent of its Total Consolidated Obligations, the Bank incurs a net loss for a cumulative year-to-date or annual period that results in a decrease to the balance of its RRE Account as of the beginning of that calendar year, the Bank’s quarterly allocation requirement shall thereafter increase to 50 percent of quarterly net income until the cumulative difference between the allocations made at the 50 percent rate and the allocations that would have been made at the regular 20 percent rate is equal to the amount of the decrease to the balance of its RRE Account at the beginning of that calendar year.
Also consistent with the Amended Agreement, the amended capital plan provides that if the Bank’s RRE Account exceeds 1.5 percent of its Total Consolidated Obligations, the Bank may transfer amounts from its

RRE Account to its unrestricted retained earnings account, but only to the extent that the balance of its RRE Account remains at least equal to 1.5 percent of the Bank’s Total Consolidated Obligations immediately following such transfer.
Also consistent with the Amended Agreement, the amended capital plan provides that the Bank may not pay dividends out of its RRE Account, nor may it reallocate or transfer amounts out of its RRE Account except as described above. In addition, during periods in which the Bank’s RRE Account is less than one percent of its Total Consolidated Obligations, the Bank may not pay dividends out of the amount of its quarterly net income that is required to be allocated to its RRE Account.
Consistent with the Amended Agreement, the capital plan defines “Automatic Termination Event” to mean (i) a change in the Act, or another applicable statute, that will have the effect of creating a new, or higher, assessment or taxation on the net income or capital of the FHLBanks, or (ii) a change in the Act, another applicable statute, or the rules and regulations of the FHFB or the FHFA that will result in a higher mandatory allocation of an FHLBank’s quarterly net income to any retained earnings account other than the amount specified in an FHLBank’s capital plan as in effect immediately prior to the Automatic Termination Event.
With regard to determining whether an Automatic Termination Event has occurred, in general, the Bank (or any other FHLBank) may assert that an Automatic Termination Event has occurred by providing written notice to all other FHLBanks and to the FHFA. If at least two-thirds of the then existing FHLBanks agree that an Automatic Termination Event has occurred, then a Declaration of Automatic Termination will be signed by those FHLBanks and delivered to the FHFA and, if all requirements are met, an “Automatic Termination Event Declaration Date” will then be deemed to occur 60 days after the declaration is delivered to the FHFA. If the asserting FHLBank does not obtain the concurrence of at least two-thirds of the then existing FHLBanks, the asserting FHLBank may request a determination from the FHFA. If the FHFA concurs that an Automatic Termination Event has occurred, or if the FHFA fails to make a determination within 60 days after the request is delivered to the FHFA (and such period has not been otherwise tolled), then an Automatic Termination Event Declaration Date will be deemed to occur 60 days after the request was delivered to the FHFA.
The Bank’s obligation to make allocations to its RRE Account would terminate on the Automatic Termination Event Declaration Date, and the restrictions on paying dividends out of its RRE Account, or otherwise reallocating amounts from its RRE Account, would terminate one year thereafter.
The FHLBanks may also terminate the Amended Agreement by the affirmative vote of the boards of directors of at least two-thirds of the then existing FHLBanks. The Bank’s obligation to make allocations to its RRE Account would terminate on the date written notice of termination of the Amended Agreement is delivered to the FHFA, and the restrictions on paying dividends out of its RRE Account, or otherwise reallocating amounts from its RRE Account, would terminate one year thereafter.
The operative provisions of sections 8.1 through 8.4 of the capital plan shall be deleted if and when the Amended Agreement is terminated without any further action by the Bank or the FHFA.
The Bank also amended its capital plan to modify the permissible ranges for members’ minimum investment requirements. Under the Bank’s capital plan, members are required to maintain an investment in Class B Capital Stock equal to the sum of a membership investment requirement and an activity-based investment requirement. The Bank’s capital plan establishes permissible ranges for each of these investment requirements. The capital plan was amended to adjust the permissible range for the membership investment requirement from 0.05 percent to 0.30 percent of each member’s total assets to a range of 0.02 percent to 0.15 percent of each member’s total assets (the current requirement established by the Bank’s Board of Directors is 0.05 percent of each member’s total assets). In addition, the permissible range for the maximum amount of the membership investment requirement was reduced from a range of $10 million to $50 million to a range of $5 million to $25 million (the current maximum established by the Bank’s Board of Directors is $10 million). Further, the permissible range for the advances-based component of the activity-based investment requirement was expanded from a range of 3.5 percent to 5.0 percent of members’ advances outstanding to a range of 3.0 percent to 5.0 percent of members’ advances outstanding (the current requirement established by the Bank’s Board of Directors is 4.1 percent of members’ advances outstanding).
In addition to the amendments incorporating the substantive provisions of the Amended Agreement and those relating to members’ minimum investment requirements, several technical amendments were made to the Bank’s capital plan. These amendments include changes to reflect the transfer of regulatory oversight of the FHLBanks from the FHFB to the FHFA and the addition of the independent director election process to members’ voting rights. Further, the capital plan was amended to increase the flexibility afforded to an existing member that acquires another member to retain or cancel outstanding stock redemption notices that were created by a membership withdrawal notice previously submitted by the acquired member.
The foregoing description of the amendments to the Bank’s capital plan is qualified in its entirety by reference to the capital plan, as amended, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibits
4.1	Capital Plan for the Federal Home Loan Bank of Dallas, as amended and revised on April 28, 2011 and approved by the Federal Housing Finance Agency on August 5, 2011

10.1	Joint Capital Enhancement Agreement, as amended effective August 5, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
August 5, 2011	By:	/s/ Tom Lewis
		Name:	Tom Lewis
		Title:	Senior Vice President and Chief Accounting Officer